UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 29, 2014

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included under Item 2.03 is incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2014, Barrett Business Services, Inc. (the "Company"), entered into a new credit agreement (the "Agreement") with its principal bank, Wells Fargo Bank, National Association (the "Bank"), which supersedes its previous credit agreement with the Bank dated November 1, 2012.

The Agreement provides for:

(a) a revolving line of credit with an initial borrowing capacity of up to $14,000,000 to be used to finance working capital, with a $5,000,000 subfeature for unsecured standby letters of credit, maturing October 1, 2017, and evidenced by a revolving line of credit note dated December 29, 2014 (the "Line of Credit Note");

(b) a term loan in the amount of $40,000,000 to be used to fund workers' compensation insurance reserves, maturing December 31, 2016, and evidenced by term note 2 dated December 29, 2014 ("Term Note 2");

(c) an increase to a total of $114,300,000 in cash-secured letters of credit, which remain subject to the standby letter of credit agreement dated September 18, 2012, between the Company and the Bank (the "Standby Letter of Credit Agreement"); and

(d) the continuance of a term loan with an outstanding principal balance as of December 29, 2014, of $5,052,125, evidenced by a term note dated November 1, 2012, as amended by a first modification of term note dated December 29, 2014 (as amended, "Term Note 1").

Advances under the Line of Credit Note bear interest as selected by the Company of either (a) a daily floating rate of one month LIBOR plus 2% or (b) a fixed rate of LIBOR plus 2%. The Agreement provides for a fee of 0.35% per year on the daily unused amount of the line of credit, payable quarterly, and a fee of 1.75% of the face amount of each letter of credit issued under the line of credit. Each month-end balance on the revolving line of credit (including outstanding standby letters of credit) may not exceed 80% of eligible accounts receivable, defined as total accounts receivable times 15.7%.

The principal balance of Term Note 2 bears interest at LIBOR plus 4%, fixed monthly. The principal amount of Term Loan 2 is payable in installments as follows: $3,000,000 on June 30, 2015; $7,000,000 on September 30, 2015; $15,000,000 on December 31, 2015; $5,000,000 on June 30, 2016; and the remaining unpaid balance on December 31, 2016. The Company paid a commitment fee of $400,000 with respect to Term Note 2. An additional principal payment may be required in April of 2016 equal to 65% of the amount by which excess cash flow (as defined in the Agreement) exceeds $15,000,000.

Upon issuance of each insurance letter of credit under the Standby Letter of Credit Agreement, a fee of 0.95% of the face amount will be assessed. The insurance letters of credit guarantee 60% of the surety bonds issued to the State of California in connection with the Company's workers' compensation payment obligations described in Item 8.01 below.

The Line of Credit Note and Term Note 2 are secured by collateral consisting of the Company's accounts receivable and other rights to receive payment, general intangibles, inventory and equipment. The collateral securing the cash-secured standby letters of credit consists of all time deposits held at the Bank covering 100% of the face amount of outstanding letters of credit.

The Agreement requires the satisfaction of certain financial covenants as follows:

•	A minimum Fixed Charge Coverage ratio (as defined in the Agreement) of at least 1.5:1.0, measured quarterly on a rolling four-quarter basis; and

•	A ratio of restricted and unrestricted cash and marketable securities to workers' compensation and safety incentive liabilities of at least 1.0:1.0, measured quarterly;

The Agreement also includes certain negative covenants as follows:

•	A prohibition on incurring additional indebtedness without the prior approval of the Bank, other than up to $200,000 per year in purchase money financing;

•	A prohibition on repurchases of the Company's common stock;

•	A prohibition on increasing quarterly cash dividends above $.22 per share; also, cash dividends may be paid only so long as there is no default by the Company and payment would not cause a default; and

•	Capital expenditures may not exceed a total of $5,000,000 in 2015 and $4,000,000 in 2016.

The Agreement also includes customary events of default. If an event of default under the Agreement occurs and is continuing, the Bank may declare any outstanding obligations under the Agreement to be immediately due and payable. Outstanding amounts would also be subject to a default interest rate equal to 4% above the rate of interest otherwise applicable.

The descriptions set forth herein of the terms and conditions of the Agreement, Term Note 1, Term Note 2, the Revolving Line of Credit Note, and the Standby Letter of Credit Agreement are qualified in their entirety by reference to the full text of the Agreement, Term Note 1 (with first modification), Term Note 2, the Revolving Line of Credit Note, and the Standby Letter of Credit Agreement, which are filed with this report as exhibits.

Item 8.01. Other Events.

Effective December 30, 2014, the Company transferred cash in the amount of $75 million to its wholly owned subsidiary Associated Insurance Company for Excess, in order to provide additional collateral for the Company's required security deposit in California with respect to its obligations regarding the payment of workers' compensation claims. The Company's required security deposit in California at December 31, 2014, increased by approximately $85.9 million to a total of approximately $190.6 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

10.1	Credit Agreement, dated December 29, 2014, between the Company and Wells Fargo Bank, National Association ("Wells Fargo").

10.2	Term Note, dated November 1, 2012, of the Company. Incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

10.3	First Modification to Term Note, dated December 29, 2014, of the Company.

10.4	Term Note 2, dated December 29, 2014, of the Company.

10.5	Revolving Line of Credit Note, dated December 29, 2014, of the Company.

10.6	Standby Letter of Credit Agreement dated as of September 18, 2012, between the Company and Wells Fargo. Incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: January 5, 2015	By:	/s/ James D. Miller
James D. Miller
Vice President-Finance, Treasurer and Secretary

-5-